UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

Propanc Health Group Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On May 26, 2017, Propanc Biopharma, Inc. (the “Company” and, until recently, known as Propanc Health Group Corporation) entered into a Securities Purchase Agreement (the “SPA”) dated as of May 17, 2017, with GS Capital Partners, LLC (“GS”), pursuant to which GS purchased for cash an 8% convertible redeemable junior subordinated promissory note in the principal amount of $160,000 (the “Note”). The Note matures on May 17, 2018, upon which any outstanding principal and interest becomes due and payable. The Note may be prepaid with certain penalties within 180 days of issuance.

Commencing on November 17, 2017, the amount of principal and accrued interest under the Note are convertible into common stock, par value $0.001 (the “Common Stock”), of the Company at a conversion price equal to 62% of the lowest closing bid price of the Common Stock for the ten trading days prior to the conversion, subject to adjustment in certain events.

Upon an event of default, principal and accrued interest will become immediately due and payable under the Note. Additionally, upon an event of default, the Note will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

The foregoing descriptions of the SPA and the Note are qualified in their entirety by reference to the provisions of the SPA and the Note, included in Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

In connection with the issuance to GS disclosed above, the Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Company made this determination based on representations of the acquirer that it was acquiring the securities for its own account with no intent to distribute the securities. No general solicitation or general advertising were used in connection with these issuances.

Item 7.01	Regulation FD.

On June 1, 2017, the Company posted the fact sheet furnished hereto as Exhibit 99.1 and the investor presentation furnished hereto as Exhibit 99.2 to its website at www.propanc.com. None of the information furnished in this Item 7.01 or Exhibits 99.1 and 99.2 thereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On June 1, 2017, the Company announced that the ticker symbol of its Common Stock would change from PPCH to PPCB, effective immediately, to reflect its recent name change. The Company made this announcement via a press release, which is included in Exhibit 99.3 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	8% Convertible Redeemable Junior Subordinated Promissory Note due May 17, 2018 issued to GS Capital Partners, LLC

10.1	Securities Purchase Agreement dated as of May 17, 2017 between Propanc Biopharma, Inc. and GS Capital Partners, LLC

99.1 99.2 99.3	Investor Fact Sheet Investor Presentation Press Release of Propanc Biopharma, Inc., dated June 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2017

PROPANC BIOPHARMA, INC.

By:	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

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